Exhibit 5.1

[COOLEY GODWARD LLP LETTERHEAD]

June 8, 2004

Senomyx, Inc.
11099 North Torrey Pines Road
La Jolla, CA 92037

Dear Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Senomyx, Inc. (the "Company") of a Registration Statement (No. 333-113998) on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering an underwritten public offering of up to 6,900,000 shares (the "Shares") of the Company's common stock, par value $.001, including 900,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option.

        In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, its form of Certificate of Amendment to Amended and Restated Certificate of Incorporation to be filed prior to effectiveness of the Registration Statement and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ THOMAS A. COLL Thomas A. Coll